EXHIBIT 99.1


WORLDWATER & SOLAR TECHNOLOGIES CORP.
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                                        FOR RELEASE ON 10/03/07 AT 3:01 A.M. EDT



                    WORLDWATER & SOLAR TECHNOLOGIES ANNOUNCES
                     PRIVATE STOCK PURCHASE BY QUERCUS TRUST


           Placement Provides $13.365 Million for Continued Expansion



PENNINGTON,  N.J. - October 3, 2007 - WorldWater & Solar Technologies Corp. (OTC
BB: WWAT.OB), developer and marketer of proprietary high-power solar systems, today announced that, on September 28, 2007, the Company entered into a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of WorldWater's common stock at a price of $1.782 per share, for total proceeds of $13,365,000. The Agreement also provides for the issuance of warrants to the Quercus Trust for the purchase of 9.0 million additional shares of WorldWater's common stock at an exercise price of $1.815, subject to certain adjustments. The complete terms of the Agreement are detailed in a Form 8-K to be filed with the Securities and Exchange Commission today.

Prior to September 28, 2007, the Quercus Trust and its affiliates owned approximately 21.6 million shares of WorldWater common stock, representing approximately 12.2% of the equity ownership in the Company, or 8.2% on a fully diluted basis. With this Agreement, the Quercus Trust and its affiliates own approximately 16.4% of the equity ownership in WorldWater, or 10.6% on a fully diluted basis.

"We are extremely pleased that the Quercus Trust continues to see the value of our patented technologies and integrated solar applications," said Quentin T. Kelly, Chairman of WorldWater & Solar Technologies Corp. "Quercus focuses on environmental investments for next-generation sustainable energy companies, and their commitment to our Company reflects their belief in our product and business plan. The funds raised will serve to bolster our growth going forward, as we extend our production capabilities, particularly for construction of Entech CPV modules for our projects in Spain and the US, and with Emcore Solar for the purchase and implementation of their 500X and 1000X concentrator cells and systems that are being developed. All of this positions WorldWater for business expansion in 2008. We continue to see strong demand for our unique, large solar systems that are leading the way in providing clean, renewable energy."

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ABOUT WORLDWATER & SOLAR TECHNOLOGIES CORP:

WorldWater & Solar Technologies Corporation is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that can not only generate and distribute electricity but can drive 1000 horsepower motors and pumps from sunshine independently or in conjunction with the electric grid, providing solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Solar Technologies Corp., visit the website at www.worldwater.com.
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FORWARD  LOOKING  STATEMENTS:
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB and its quarterly reports on Form 10-QSB both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.
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    WORLDWATER & SOLAR TECHNOLOGIES CONTACT: Jessie Sullivan: (609) 818-0700 X20
                                                        JSullivan@worldwater.com
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                                     PRESS CONTACT: Mike Breslin Productions LLC
                                                    Mike Breslin: (201) 652-1287
                                                                   mbrez@aol.com
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